RESTRICTED STOCK AGREEMENT
                           --------------------------

                                 PURSUANT TO THE
                                  ROEBLING BANK

                           2006 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR NON-EMPLOYEE DIRECTORS

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of 2,185 shares of Common Stock of Roebling Financial Corp, Inc. (the "Corporation"), which is hereby granted to __________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Roebling Bank 2006 Restricted Stock Plan (the "Plan") adopted by Roebling Bank (the "Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1.  PURCHASE  PRICE.  The  purchase  price for each  share of Common  Stock
         ---------------
awarded by this Agreement is $0.00.

     2. VESTING OF PLAN  AWARDS.  The Award of such Common Stock shall be deemed
        -----------------------
earned and non-forfeitable in accordance with the provisions of the Plan, during periods of continued service as a Director or Director Emeritus as follows:

          (a) SCHEDULE OF VESTING OF AWARDS.

                                            Number          Percentage of Total Shares
                                            of              Awarded Which Are
Date                                        Shares          Non-forfeitable
----                                        ------          ---------------

Upon Grant                                    728           33 1/3%
As of January 30, 2007...................     728           66 2/3%
As of January 30, 2008...................     729           100%

A. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose service with the Bank or the
Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

B. Such Award shall be immediately 100% earned and non-forfeitable upon Disability of the Participant. C. Upon a Change in Control of the Corporation or the Bank, all such Awards shall be immediately 100% vested and exercisable.

             (b) RESTRICTIONS ON AWARDS. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Company may require the person receiving this Award to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3.  NON-TRANSFERABILITY  OF AWARD. This Award may not be transferred in any
         -----------------------------
manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable.

     4. OTHER  RESTRICTIONS ON AWARD.  This Award shall be subject to such other
        ----------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.



                                               ROEBLING BANK



Date of Grant:  ___________________            By: ____________________________




Attest:



[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



___________________________________             _______________________________
PARTICIPANT                                                   DATE

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